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                                                                     Exhibit 5


                                                              November 5, 2001



The William Carter Company
The Proscenium
1170 Peachtree Street NE, Suite 900
Atlanta, GA  30309

         Re: $175,000,000 in aggregate principal amount of 10.875% Series B Senior Subordinated Notes due 2011 of The William Carter Company issued and exchanged for $175,000,000 in aggregate principal amount of 10.875% Senior Subordinated Notes due 2011 of The William Carter Company

Ladies and Gentlemen:

         We have acted as counsel to The William Carter Company, a Massachusetts corporation (the "Company"), in connection with (i) the issuance by the Company in an exchange offer (the "Exchange Offer") of $175,000,000 in aggregate principal amount of its 10.875% Series B Senior Subordinated Notes due 2011 (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Act"), in exchange for $175,000,000 in aggregate principal amount of the Company's outstanding 10.875% Senior Subordinated Notes due 2011 (the "Outstanding Notes"), which have not been so registered, and (ii) the preparation of the registration statement on Form S-4 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") for the purpose of registering the Exchange Notes under the Act. The Outstanding Notes have been, and the Exchange Notes will be, issued pursuant to an indenture dated as of August 15, 2001 (the "Indenture") between the Company, Carter's Imagination, Inc., a Delaware corporation ("Imagination"), as guarantor, Carter's de San Pedro, Inc., a Delaware corporation (together with Imagination, the "Guarantors"), as a guarantor, and State Street Bank and Trust Company, as trustee (the "Trustee"). Capitalized terms defined in the Indenture and not otherwise defined herein are used herein with the meanings so defined.

         This opinion is furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

         We have examined such documents and made such other investigation as we have deemed appropriate to render the opinions set forth below. As to matters of fact material to our opinions, we have relied, without independent verification, on representations made in the Indenture and certificates and other inquiries of officers of the Company and of public officials.

         The opinions expressed below are limited to matters governed by the laws of The Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware, the laws of the State of New York and the federal laws of the United States of America.

         Based upon the foregoing, we are of the opinion that:


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         1. When the Exchange Notes have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered against receipt of the Outstanding Notes surrendered in exchange therefor upon completion of the Exchange Offer, (subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and secured parties and to general principles of equity) the Exchange Notes will constitute binding obligations of the Company, enforceable against the Company in accordance with their terms.

         2. Subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and secured parties and to general principles of equity, the guarantee of the Exchange Notes by each of the Guarantors pursuant to the Indenture constitutes the binding obligation of the respective Guarantor, enforceable against the respective Guarantor in accordance with the terms of the Indenture.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

         It is understood that this opinion is to be used only in connection with the offer and exchange of the Exchange Notes while the Registration Statement is in effect.


                                              Very truly yours,

                                              /s/ Ropes & Gray

                                              Ropes & Gray